PROMISSORY NOTE


                                                         Cripple Creek, Colorado
$390,000.00 Amount                                                April 30, 1998


     This PROMISSORY NOTE (this "Note") is executed this 30th day of April, 1998, by Century Casinos, Inc., a Delaware corporation ("Maker"), whose address is 200-220 East Bennett Avenue, Cripple Creek, Colorado 80813, in favor of Gary
Y. Findlay ("Holder"), whose legal address is 3236 Electra Drive South, Colorado Springs, Colorado 80906.

          Promise to Pay. For value received, Maker hereby promises to pay to the order of Holder the principal sum of $390,000.00Amount, together with interest thereon at a rate equal to 8.75% per annum ("Interest Rate"), all in lawful money of the United States of America which constitutes legal tender for payment of debts, public and private, at the time of payment.

          Maturity Date. The "Maturity Date" shall mean July 1, 2001.

          Payment Schedule. Payments of interest and principal for a total of $8,049.00 shall be payable monthly beginning on July 1, 1998 through and including June 1, 2001 in accordance with Exhibit 1. The entire remaining outstanding principal balance of this Note, totaling $176, 618.00, together with all accrued but unpaid principal and interest, shall, if not previously paid, be finally due and payable on the Maturity Date.

          Prepayment Privilege. Maker shall have the right to prepay this Note at any time prior to the Maturity Date without penalty.

          Application of Payments. All payments hereunder shall be applied first to the payment of accrued and unpaid interest on the principal of this Note, including interest accrued at the Default Rate as hereinafter provided, and second to the reduction of principal of this Note.

          Default. Each of the following shall constitute an "Event of Default" under this Note:

               The failure of Maker to pay in full any amount due hereunder by the date the same is due, as provided herein, and such failure shall continue for 10 days after written notice from Holder to Maker of such failure, or Maker's failure to pay in full any amount due hereunder upon maturity of this Note, by acceleration or otherwise; or

               The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations, covenants, conditions and restrictions under this Note, not involving the payment of money, and such failure shall continue for 30 days after written notice from Holder to Maker of such failure, or if said failure cannot reasonably be cured within said 30-day period, Maker shall not have pursued the cure with reasonable diligence and shall not have cured



0175950.01
          such failure within a reasonable time after the written notice from Holder to Maker described above.

               Right to Accelerate on Event of Default. Upon the occurrence of any Event of Default hereunder, the Interest Rate on the principal amount of this Note then due and payable shall accrue at 12% per annum ("Default Rate"), and the entire balance of principal, accrued interest, and any other sums owing hereunder shall, at the option of Holder, become at once due and payable without prior notice or demand.

               Waivers of Demand, etc. Maker and all parties now or hereafter liable for the payment hereof, primarily or secondarily, directly or indirectly, and whether as endorser, guarantor, surety, or otherwise, severally waive demand, presentment, notice of dishonor or nonpayment, protest and notice of protest, and diligence in collecting, and consent to extensions of time for payment, renewals of this Note and acceptance of partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without affecting their liability to Holder.

               Costs of Collection. Maker and all parties now or hereafter liable for the payment hereof agree jointly and severally to pay all costs and expenses, including reasonable attorneys' fees, incurred in collecting this Note or any part thereof.

               No Usury Payable. The provisions of this Note and of all agreements between Maker and Holder are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Holder for the use, forbearance, or retention of the Loan Amount ("Interest") exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, the performance or fulfillment of any provision hereof or of any other agreement between Maker and Holder shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest lawful rate, the amount which would be excessive Interest shall be applied to the reduction of the principal balance owing hereunder (or, at Holder's option, or if no principal shall be outstanding, be paid over to Maker) and not to the payment of Interest.

               Severability of Provisions. If any provision hereof shall, for any reason and to any extent, be invalid or unenforceable, then the remainder of the instrument in which such provision is contained, the application of the provision to other persons, entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

               Successors to Maker or Holder. The term "Maker" as used herein shall include the original maker of this Note and any party who may subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred, the then holder of this Note, provided that, until written notice is given to Maker designating another party as Holder, Maker may consider the Holder to be the original payee or the party last designated as Holder in a written notice to Maker.



0175950.01

               Notices. All notices, consent or other instruments or communications provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed properly given and received when actually delivered and received or three business days after mailed, if sent by registered or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note, or to such other address as a party may designate by written notice to the other party.

               Captions for Convenience. The captions to the Sections hereof are for convenience only and shall not be considered in interpreting the provisions hereof.

               Governing Law. Regardless of the place of its execution, this Note shall be construed and enforced in accordance with the laws of the State of Colorado.

                                     MAKER:

                                     CENTURY CASINOS, INC.


                                     By: /s/ Norbert Teufelberger
                                             -----------------------------------
                                       Name: Norbert Teufelberger
                                      Title: Director and Secretary_


0175950.01

                             Century Casinos, Inc.
                             Amortization Schedule
                           G. Findlay Promissory Note
                              Dated April 30, 1998

Loan Amount:        $ 390,000.00
Interest:                   8.750%
Pmt:                $   8,048.52
Amortization term          60
Balloon on 7/1/01   $ 176,618

              Jul-98    Aug-98    Sep-98    Oct-98    Nov-98     Dec-98    Jan-99    Feb-99    Mar-99     Apr-99    May-99    Jun-99

Payment #          1         2         3         4         5          6         7         8         9         10        11        12
Principal   5,204.77  5,242.72  5,280.95  5,319.46  5,358.25   5,397.32  5,436.67  5,476.31  5,516.24   5,556.47  5,596.98  5,637.79
Interest    2,843.75  2,805.80  2,767.57  2,729.06  2,690.28   2,651.21  2,611.85  2,572.21  2,532.28   2,492.05  2,451.54  2,410.73
           -------------------------------------------------------------------------------------------------------------------------
Total       8,048.52  8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52

Remaining Principal

             384,795   379,553   374,272   368,952   363,594    358,197   352,760   347,284   341,767    336,211   330,614   324,976


              Jul-99    Aug-99    Sep-99    Oct-99    Nov-99     Dec-99    Jan-00    Feb-00    Mar-00     Apr-00    May-00    Jun-00

Payment #         13        14        15        16        17         18        19        20        21         22        23        24
Principal   5,678.90  5,720.31  5,762.02  5,804.04  5,846.36   5,888.99  5,931.93  5,975.18  6,018.75   6,062.64  6,106.85  6,151.37
Interest    2,369.62  2,328.21  2,286.50  2,244.48  2,202.16   2,159.53  2,116.59  2,073.34  2,029.77   1,985.88  1,941.68  1,897.15
           -------------------------------------------------------------------------------------------------------------------------
Total       8,048.52  8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52

Remaining Principal

             319,297   313,577   307,815   302,011   296,164    290,275   284,344   278,368   272,350    266,287   260,180   254,029


              Jul-00    Aug-00    Sep-00    Oct-00    Nov-00     Dec-00    Jan-01    Feb-01    Mar-01     Apr-01    May-01    Jun-01

Payment #         25        26        27        28        29         30        31        32        33         34        35        36
Principal   6,196.23  6,241.41  6,286.92  6,332.76  6,378.94   6,425.45  6,472.30  6,519.50  6,567.03   6,614.92  6,663.15  6,711.74
Interest    1,852.29  1,807.11  1,761.60  1,715.76  1,669.58   1,623.07  1,576.22  1,529.02  1,481.49   1,433.60  1,385.37  1,336.78
           -------------------------------------------------------------------------------------------------------------------------
Total       8,048.52  8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52  8,048.52   8,048.52  8,048.52  8,048.52

Remaining Principal

             247,832   241,591   235,304   228,971   222,592    216,167   209,695   203,175   196,608    189,993   183,330   176,618


                                                    Principal payments due:

                                                    1998          31,803
                                                    1999          67,921
                                                    2000          74,108
                                                    2001         216,167
                                                              ----------
                                                                 390,000
                                                              ==========